Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact Info:

Deirdre Skolfield, CFA

Investor Relations

SYNNEX Corporation

Telephone: (510) 668-3715

deirdres@synnex.com

SYNNEX Announces Acquisition of IBM’s $1.2+ billion CRM BPO Business

•	Makes Concentrix a top 10 provider in the $55+billion CRM BPO market

•	Drives significant cash flow generation and enhances SYNNEX’ margin profile

•	Company also announces that Q3 revenues are now estimated to come in toward the high end of prior guidance of $2.65-$2.75 billion

FREMONT, CA — September 10, 2013 — SYNNEX Corporation (NYSE: SNX), a leading business process services company, announced today in a separate press release issued jointly by SYNNEX and IBM (NYSE: IBM), that SYNNEX will acquire IBM’s worldwide customer care services business. The acquisition will be combined with Concentrix, a wholly-owned subsidiary of SYNNEX and a recognized leader in providing platforms, people and services to support high-value interactions at every stage of the customer lifecycle.

Pursuant to the asset purchase agreement, SYNNEX will pay a purchase price of $505 million, consisting of approximately $430 million in cash and $75 million in SYNNEX common stock. The transaction is expected to add an estimated $120 million in earnings before interest, taxes, depreciation and amortization (EBITDA) and approximately $0.55 in fully diluted earnings per share (EPS) excluding one-time charges and integration costs in the first 12 months post the closing of the transaction. The $405 million purchase price premium includes an estimated 40-50% in intangible assets which will be amortized over two to ten years.

As client requirements for BPO have shifted towards high value business outcomes, insights, and alternative delivery models, this transaction accelerates Concentrix’ geographic and industry reach with combined deep expertise, scale, process innovation and continued investments in high value industry platforms.

“This acquisition will make Concentrix a global Top 10 player in a growing market,” stated Kevin Murai, President and CEO of SYNNEX Corporation. “With our collective strengths in the CRM BPO market, this strategic acquisition will create an even more compelling value proposition for our clients and shareholders.”

“The new CRM BPO business will leverage the combined deep expertise, scale, process innovation and investments in high value industry platforms and assets to provide the customer experience and service innovation you have come to expect from IBM,” said Lori Steele, general manager, IBM Global Process Services. “The pace of change in customer care requires constant innovation. This acquisition by SYNNEX further enhances our mutual commitment to client satisfaction through one of the world’s top customer experience BPO providers. Clients can invest with confidence in the proven abilities of these two leaders to deliver the best customer care solutions.”

“I am thrilled with the talent that will be coming over to Concentrix,” said Chris Caldwell, President of Concentrix Corporation. “We have long been committed to delivering high quality, innovative CRM BPO services and this acquisition will significantly extend our portfolio and our delivery capabilities.” Caldwell continued, “This is an important step in our continued growth by providing a unique aggregation of world-class customer engagement capabilities to our clients that we could only have acquired from IBM.”

SYNNEX will enter into a multi-year agreement with IBM in which Concentrix will become an IBM preferred business partner for global customer care BPO outsourcing services, providing an extended ecosystem and delivery engine for Concentrix’ and IBM’s extended partners and solution providers.

Once the transaction is complete, Concentrix will have approximately 45,000 employees servicing over 300 clients in over 40 languages through over 50 delivery centers on six continents.

The transaction is expected to initially close in the coming months, subject to the satisfaction of regulatory requirements and customary closing conditions.

Until the transaction is completed, the companies will continue to operate independently.

Additionally, subject to SYNNEX’ completion of its normal quarterly close and reporting process, revenues for the third quarter ended August 31st are now estimated toward the high end of the prior guidance range of $2.65-$2.75 billion. As announced on September 6, 2013, the Company will report its Q3 2013 earnings results and hold a conference call on September 25th.

Analyst/Investor Conference Call

An analyst/investor conference call will be held to discuss the acquisition at 2:00 p.m. PT and will be hosted by Kevin Murai, President and Chief Executive Officer; Chris Caldwell, President, Concentrix Corporation, Dennis Polk, Chief Operating Officer; and Marshall Witt, Chief Financial Officer.

The conference call will be webcast at http://ir.synnex.com and will be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside of North America. The passcode code for the call is “SNX.”

A live webcast and replay of the investor call will be available to the general public at http://ir.synnex.com. The replay of the webcast will be available at http://ir.synnex.com approximately one hour after the conference call has concluded.

About SYNNEX

SYNNEX Corporation (NYSE: SNX), a Fortune 500 corporation, is a leading business process services company, servicing resellers, retailers and original equipment manufacturers in multiple regions around the world. The Company provides services in IT distribution, supply chain management, contract assembly and business process outsourcing. Founded in 1980, SYNNEX employs approximately 12,500 full-time and part-time associates worldwide. Additional information about SYNNEX may be found online at www.synnex.com.

About Concentrix

Concentrix Corporation is the global business services division of SYNNEX Corporation with award-winning expertise in providing our clients with platforms and services to enable their customer strategy. From locations in the Philippines, China, Costa Rica, Nicaragua, Canada, the United States, United Kingdom, Hungary, India and Japan, our more than 8,000 employees support millions of transactions in multiple languages and countries worldwide. Concentrix Corporation is a wholly-owned subsidiary of SYNNEX Corporation (NYSE:SNX), a Fortune 500 company. For more information, please visit www.concentrix.com.

Safe Harbor Statement

Except for the historical information contained herein, the matters set forth in this press release, including the anticipated benefits for SYNNEX of the acquisition of IBM’s worldwide customer care services business, including future financial and operating results, value to SYNNEX’ customers and stockholders, SYNNEX’ plans, objectives, expectations and intentions and the timing of the closing, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the risk that the transaction will not close as anticipated or at all, difficulties in the integration of acquired businesses, the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, or that the transaction will not be accretive to SYNNEX’ operating results, disruption from the transaction making it more difficult to maintain relationships with customers or employees, and competition, third-party relationships and revenues, and the risks detailed in SYNNEX’ Annual Report on Form 10-K for the year ended November 30, 2012, and Quarterly Report on Form 10-Q for the quarter ended May 31, 2013, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by SYNNEX from time to time. These forward-looking statements speak only as of the date hereof. SYNNEX disclaims any obligation to update these forward-looking statements.

Copyright 2013 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo and CONCENTRIX Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.